                                                                                                       Exhibit 99.2

                                             CERTIFICATION PURSUANT TO
                                              18 U.S.C. SECTION 1350,
                                              AS ADOPTED PURSUANT TO
                                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Acxiom Corporation (the Company) on Form 10-Q for the
period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the
Report), I, Jefferson D. Stalnaker, Financial Operations Leader (principal financial officer) of the Company, certify, pursuant to 18 U.S.C. & 1350, as adopted pursuant to & 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jefferson D. Stalnaker
------------------------------------------
Jefferson D. Stalnaker
Company Financial Operations Leader
(principal financial officer)
February 11, 2003